As filed with the Securities and Exchange Commission on March 17, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALCATEL LUCENT

(Exact name of Registrant as specified in its Charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3, Avenue Octave Greard (3 S. 016)

75007 Paris, France

(Address of principal executive offices, including zip code)

CORPORATE STOCK OPTION PLAN

(Full title of the Plan)

Steven R. Reynolds

Alcatel-Lucent USA Inc.

600 Mountain Avenue

Murray Hill, NJ 07974

(Name and address of agent for service)

(908) 582-8500

(Telephone number, including area code, of agent for service)

Copies to:

Lauren K. Boglivi, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

(212) 969-3000

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be Registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(6)
Ordinary Shares, nominal value €2 of Alcatel Lucent	10,165,263	$3.328 (3)	$33,829,995.26(3)	$3,927.66(3)
Ordinary Shares, nominal value €2 of Alcatel Lucent	250,000	$3.050 (4)	$762,500.00 (4)	$88.53(4)
Ordinary Shares, nominal value €2 of Alcatel Lucent	170,000	$3.189 (5)	$542,130.00(5)	$62.94(5)
Ordinary Shares, nominal value €2 of Alcatel Lucent	95,500	$3.050(6)	$291,275.00(6)	$33.82(6)
Total	10,680,763			$4,112.95

(1)	The shares being registered hereby may be represented by the Registrant’s American Depositary Shares.
(2)	Translated into dollars from euros based on the noon buying rate of €1.00 = $1.3864 on March 11, 2011.
(3)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the Corporate Stock Option Plan (the “Plan”) on March 17, 2010, which is the U.S. dollar equivalent of €2.40.
(4)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the Corporate Stock Option Plan (the “Plan”) on July 1, 2010, which is the U.S. dollar equivalent of €2.20.
(5)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the Corporate Stock Option Plan (the “Plan”) on October 1, 2010, which is the U.S. dollar equivalent of €2.30.
(6)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the Corporate Stock Option Plan (the “Plan”) on December 9, 2010, which is the U.S. dollar equivalent of €2.20.
(7)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional shares of the Registrant under the Plan. Registration Statements on Form S-8 (Registration No. 333-119746, Registration No. 333-13410, Registration No. 333-108755, Registration No. 333-129288, Registration No. 333-139009, Registration No. 333-143972, Registration No. 333-151348 and Registration No. 333-160148) have been previously filed for the existing shares under the Plan.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 (Registration No. 333-119746, Registration No. 333-13410, Registration No. 333-108755, Registration No. 333-129288, Registration No. 333-139009, Registration No. 333-143972, Registration No. 333-151348 and Registration No. 333-160148) previously filed for the existing shares under the Corporate Stock Option Plan (the “Plan”) are incorporated herein by reference and made a part hereof.

1. Registration of Ordinary Shares. On March 17, 2010, July 1, 2010, October 1, 2010 and December 9, 2010, the board of directors of the Registrant approved resolutions to grant an additional 10,165,263, 250,000, 170,000 and 95,500, respectively, stock options to U.S. and Canadian participants under the Plan. At each shareholders’ meeting held on May 30, 2008 and June 1, 2010, the shareholders of the Registrant had approved a resolution authorizing the grant of options in an amount not to exceed 4% of the total number of shares comprising the Registrant’s capital stock, over a period of 38 months.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Alcatel Lucent, a société anonyme organized under the laws of the Republic of France (the “Registrant”), under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed on March 23, 2010, as amended on July 13, 2010;

(b)	(i) The description of the Registrant’s shares and the American Depositary Shares contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) The Form 8-A incorporates by reference the description of the shares and the American Depositary Shares under the headings “Description of Share Capital” and “Description of American Depositary Receipts” in the Registration Statement on Form F-1 (Registration No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act of 1933, as amended, on April 10, 1992. Such description is amended and updated by the information set forth under the headings “Holding of shares and obligations of the shareholders”, “Rights and obligations relating to the shares” and “Description of the ADSs,” included in the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed on March 23, 2010, as amended on July 13, 2010; and

(iii) The description of the Registrant’s shares contained in the Registration Statement on Form F-6 POS (File No. 333-138770) filed by the Registrant with the Commission under the Exchange Act on May 3, 2010.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description of Document

4.1	Statuts (Articles of Association and By-Laws) of the Registrant (English translation), dated December 31, 2010

4.2	Form of Amended and Restated Deposit Agreement, among Alcatel Lucent, The Bank of New York, as Depositary, and the holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A-1 to the Registrant’s Registration Statement on Form F-6 POS) (File No. 333-138770)

5.1	Opinion of Nathalie Trolez Mazurier, Deputy Secretary, regarding validity of the Shares

23.1	Consent of Nathalie Trolez Mazurier, Deputy Secretary (included in Exhibit 5.1)

23.2	Consent of Deloitte & Associés, independent registered public accounting firm

23.3	Consent of Ernst & Young et Autres, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on March 16, 2011.

ALCATEL LUCENT

By:	/s/ Paul Tufano
Paul Tufano
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul Tufano and Nathalie Trolez Mazurier, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his/her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he/she might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 16, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Ben Verwaayen Ben Verwaayen	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul Tufano Paul Tufano	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Phillipe Camus Phillipe Camus	Chairman of the Board

/s/ Daniel Bernard Daniel Bernard	Director

/s/ W. Frank Blount W. Frank Blount	Director

Signature	Title

/s/ Carla Cico Carla Cico	Director

Stuart E. Eizenstat	Director

/s/ Louis R. Hughes Louis R. Hughes	Director

/s/ Sylvia Jay Sylvia Jay	Director

Jean C. Monty	Director

/s/ Olivier Piou Olivier Piou	Director

Jean-Cyril Spinetta	Director

/s/ Steven R. Reynolds Steven R. Reynolds	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

4.1	Statuts (Articles of Association and By-Laws) of the Registrant (English translation), dated December 31, 2010

4.2

Form of Amended and Restated Deposit Agreement, among Alcatel Lucent, The Bank of New York, as Depositary, and the holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A-1 to the Registrant’s Registration Statement on Form F-6 POS)

(File No. 333-138770)

5.1	Opinion of Nathalie Trolez Mazurier, Deputy Secretary, regarding validity of the Shares

23.1	Consent of Nathalie Trolez Mazurier, Deputy Secretary (included in Exhibit 5.1)

23.2	Consent of Deloitte & Associés, independent registered public accounting firm

23.3	Consent of Ernst & Young et Autres, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)